EXHIBIT 24

                        POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints John Scriven or J. Pedro Reinhard, acting severally, as his or her attorney-in-fact and agent, to sign any registration statement on Form S-8 and any or all amendments (including post-effective amendments) to such registration statement in connection with the 1999-2000 Employees' Stock Purchase Plan of The Dow Chemical Company and the 1999-2000 Petrodow Employees' Stock Purchase Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any act in connection with any of the foregoing as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. Each attorney-in-fact and agent is hereby granted full power of substitution and revocation with respect hereto.

SIGNATURE                TITLE               DATE

A. A. ALLEMANG          Director and        February 11, 1999
A. A. Allemang          Vice President


J. K. BARTON            Director            February 11, 1999
J. K. Barton


D. T. BUZZELLI          Director            February 11, 1999
D. T. Buzzelli


A. J. CARBONE           Director and        February 11, 1999
A. J. Carbone           Executive
                        Vice President


J. C. DANFORTH          Director            February 11, 1999
J. C. Danforth


W. D. DAVIS             Director            February 11, 1999
W. D. Davis

SIGNATURE                TITLE               DATE



J. L. DOWNEY             Director            February 11, 1999
J. L. Downey


E. C. FALLA              Director            February 11, 1999
E. C. Falla


B. H. FRANKLIN           Director            February 11, 1999
B. H. Franklin


A. D. GILMOUR            Director            February 11, 1999
A. D. Gilmour


G. M. LYNCH              Vice President      February 11, 1999
G. M. Lynch              and Controller


M. D. PARKER             Director and        February 11, 1999
M. D. Parker             Executive
                         Vice President


F. P. POPOFF             Director and        February 11, 1999
F. P. Popoff             Chairman
                         of the Board

J. P. REINHARD           Director,           February 11, 1999
J. P. Reinhard           Executive Vice
                         President and
                         Chief Financial
                         Officer

SIGNATURE                TITLE               DATE



H. T. SHAPIRO            Director            February 11, 1999
H. T. Shapiro


W. S. STAVROPOULOS       Director,           February 11, 1999
W. S. Stavropoulos       President and
                         Chief Executive
                         Officer


P. G. STERN              Director            February 11, 1999
P. G. Stern